REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
To the Board of Trustees and
Shareholders of Harris Associates
Investment Trust:
In planning and performing our audits of
the financial statements of Harris
Associates Investment Trust (the
"Trust"), comprised of Oakmark Fund,
Oakmark Select Fund, Oakmark Equity
and Income Fund, Oakmark Global
Fund, Oakmark Global Select Fund,
Oakmark International Fund, and
Oakmark International Small Cap Fund,
as of and for the year ended September
30, 2015, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Trust's
internal control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not
for the purpose of expressing an opinion
on the effectiveness of the Trust's
internal control over financial reporting.
Accordingly, we express no such
opinion.
The management of the Trust is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this
responsibility, estimates and judgments
by management are required to assess
the expected benefits and related costs
of controls. A fund's internal control
over financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with generally
accepted accounting principles. A fund's
internal control over financial reporting
includes those policies and procedures
that (1) pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of the
assets of the fund; (2) provide
reasonable assurance that transactions
are recorded as necessary to permit
preparation of financial statements in
accordance with generally accepted
accounting principles, and that receipts
and expenditures of the fund are being
made only in accordance with
authorizations of management and
trustees of the fund; and
(3) provide reasonable assurance
regarding prevention or timely detection
of unauthorized acquisition, use, or
disposition of a fund's assets that could
have a material effect on the financial
statements.
Because of its inherent limitations,
internal control over financial reporting
may not prevent or detect
misstatements. Also, projections of any
evaluation of effectiveness to future
periods are subject to the risk that
controls may become inadequate
because of changes in conditions or that
the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not
allow management or employees, in the
normal course of performing their
assigned functions, to prevent or detect
misstatements on a timely basis. A
material weakness is a deficiency, or a
combination of deficiencies, in internal
control over financial reporting, such
that there is a reasonable possibility that
a material misstatement of a fund's
annual or interim financial statements
will not be prevented or detected on a
timely basis.
Our consideration of the Trust's internal
control over financial reporting was for
the limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal
control that might be material
weaknesses under standards established
by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in
the Trust's internal control over
financial reporting and their operations,
including controls for safeguarding
securities, that we consider to be a
material weakness, as defined above, as
of September 30, 2015.
This report is intended solely for the
information and use of management, the
Board of Trustees of Harris Associates
Investment Trust and the Securities and
Exchange Commission and is not
intended to be and should not be used by
anyone other than these specified
parties.
/s/ DELOITTE & TOUCHE LLP

November 17, 2015